Exhibit 10.6
Schedule of Executive Officers Having Form 1 Change of Control Agreements
C. Michael Carter
David A. DeLorenzo*
David H. Murdock
Joseph S. Tesoriero

*	A Change of Control Agreement has been offered to Mr. DeLorenzo effective March 5, 2008.